Exhibit 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. REPORTS

FIRST QUARTER EARNINGS

DALLAS, TX (July 22, 2010) – Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2011 ended June 30, 2010. Notable items for the quarter include:

•	Revenues of $130.8 million, up 2% compared with the fiscal 2010 first quarter

•	Earnings per diluted share of $0.24

•	Net earnings of $10.5 million

•	Cash flow from operations of approximately $15.7 million

The revenue increase from the prior year is due primarily to higher sales volumes across all of our major businesses. Industry demand for building materials and construction products remains weak and we have “right sized” our operations to maximize earnings at this low level of construction activity.

Gypsum Wallboard and Paperboard

Gypsum Wallboard and Paperboard’s first quarter operating earnings of $9.0 million were up 7% over the same quarter last year. Higher sales volumes were the primary driver of the quarterly earnings improvement.

Gypsum Wallboard and Paperboard revenues for the first quarter totaled $77.0 million, a 9% increase from the same quarter a year ago. The revenue improvement reflects higher Gypsum Wallboard and Paperboard sales volumes and higher Paperboard net sales prices. The average Gypsum Wallboard net sales price this quarter was $98.15 per MSF, 2% less than the same quarter a year ago. Gypsum Wallboard sales volume for the quarter of 454 million square feet (MMSF) represents a 2% improvement from the same quarter last year. The average Paperboard net sales price this quarter was $481.47 per ton, 20% higher than the same quarter a year ago. Paperboard sales volume for the quarter was 59,000 tons, 5% higher than the same quarter a year ago.

Cement, Concrete and Aggregates

Operating earnings from Cement for the first quarter were $13.6 million, a 20% decline from the same quarter a year ago. Cement revenues for the quarter, including joint venture and intersegment revenues, totaled $62.5 million, 1% more than the same quarter last year. Cement sales volumes for the quarter were 702,000 tons, 8% higher than the same quarter a year ago.

Eagle’s purchased cement sales volumes for the quarter were approximately 45,000 tons, or 6% of total cement sales volume, compared to approximately 27,000 tons, or 4% of total sales volume for the same quarter a year ago. The average net sales price this quarter was $81.39 per ton, 8% less than the same quarter last year.

Concrete and Aggregates reported operating earnings of $0.3 million for the first quarter, down from the $1.5 million operating profit for the same quarter a year ago, primarily due to lower concrete sales volumes and net sales prices.

Revenues from Concrete and Aggregates were $11.2 million for the quarter, 22% less than the same quarter a year ago. Concrete sales volume decreased 25% from the same quarter a year ago to 117,000 cubic yards. Concrete average net sales price for the quarter of $63.99 per cubic yard was 6% less than the same quarter a year ago. Aggregates sales volume of 627,000 tons for this quarter was 9% more than the sales volume for the same quarter a year ago. Aggregates average net sales price for the quarter was $6.05, down 10% compared to last year’s first quarter.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of the amounts referred to above.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates from 25 facilities across the US. The Company is headquartered in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward-looking information and other matters at 2:00 p.m. Eastern Standard Time (1:00 p.m. Central Standard Time) on Thursday, July 22, 2010. The conference call will be webcast simultaneously on the Eagle Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact Eagle at (214) 432-2000.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010. This report is filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Steven R. Rowley

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1 Summary of Consolidated Earnings

Attachment 2 Revenues and Earnings by Lines of Business (Quarter)

Attachment 3 Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

Attachment 4 Consolidated Balance Sheets

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Summary of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2010	2009	Change
Revenues	$130,794	$127,805	2%
Earnings Before Income Taxes	$14,667	$17,193	-15%
Net Earnings	$10,527	$11,920	-12%
Earnings Per Share:
- Basic	$0.24	$0.27	-12%
- Diluted	$0.24	$0.27	-12%
Average Shares Outstanding:
- Basic	43,832,372	43,581,646	1%
- Diluted	44,222,884	43,996,589	1%

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenues and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2010	2009	Change
Revenues*

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$58,200	$56,922	+2%
Gypsum Paperboard	18,761	13,395	+40%

	76,961	70,317	+9%
	59%	55%
Cement (Wholly Owned)	42,630	43,187	-1%
	33%	34%
Concrete & Aggregates	11,203	14,301	-22%
	8%	11%

Total	$130,794	$127,805	+2%
	100%	100%

Operating Earnings

Gypsum Wallboard and Paperboard:
Gypsum Wallboard	$5,201	$3,408	+53%
Gypsum Paperboard	3,794	5,033	-25%

	$8,995	$8,441	+7%
	38%	31%
Cement:
Wholly Owned	7,121	9,780	-27%
Joint Venture	6,512	7,301	-11%

	13,633	17,081	-20%
	58%	63%
Concrete & Aggregates	315	1,510	-79%
	1%	6%
Other, net	717	87	+724%
	3%	0%

Total Operating Earnings	23,660	27,119	-13%
	100%	100%

Corporate General Expenses	(3,703)	(4,293)	-14%
Interest Expense, net	(5,290)	(5,633)	-6%

Earnings Before Income Taxes	$14,667	$17,193	-15%

*	Net of Intersegment and Joint Venture Revenues listed on Attachment 3.

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenues

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2010	2009	Change

Gypsum Wallboard (MMSF’s)	454	445	+2%

Paperboard (M Tons):
Internal	19	18	+6%
External	40	38	+5%

	59	56	+5%

Cement (M Tons):
Wholly Owned	498	465	+7%
Joint Venture	204	187	+9%

	702	652	+8%

Concrete (M Cubic Yards)	117	157	-25%

Aggregates (M Tons)	627	577	+9%

	Average Net Sales Price *
	Quarter Ended June 30,
	2010	2009	Change

Gypsum Wallboard (MSF)	$98.15	$100.00	-2%
Paperboard (Ton)	$481.47	$400.04	+20%
Cement (Ton)	$81.39	$88.86	-8%
Concrete (Cubic Yard)	$63.99	$68.43	-6%
Aggregates (Ton)	$6.05	$6.71	-10%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues ($ in thousands)
	Quarter Ended June 30,
	2010	2009
Intersegment Revenues:
Cement	$992	$1,592
Paperboard	9,963	9,141
Concrete and Aggregates	120	309

	$11,075	$11,042

Cement Revenues:
Wholly Owned	$42,630	$43,187
Joint Venture	18,840	17,321

	$61,470	$60,508

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31, 2010*
	2010	2009
ASSETS

Current Assets –
Cash and Cash Equivalents	$2,997	$1,039	$1,416
Accounts and Notes Receivable, net	53,574	56,892	49,721
Inventories	106,505	104,383	105,871
Prepaid and Other Assets	3,508	5,105	4,266

Total Current Assets	166,584	167,419	161,274

Property, Plant and Equipment –	1,103,616	1,092,181	1,100,590
Less: Accumulated Depreciation	(480,198)	(432,194)	(468,121)

Property, Plant and Equipment, net	623,418	659,987	632,469
Investments in Joint Venture	33,190	38,072	33,928
Notes Receivable	10,201	6,000	10,586
Goodwill and Intangibles	152,016	152,653	152,175
Other Assets	23,480	23,446	23,344

	$1,008,889	$1,047,577	$1,013,776

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities –
Accounts Payable	$27,381	$23,967	$27,840
Federal Income Taxes Payable	6,982	7,033	—
Accrued Liabilities	35,270	37,386	44,044
Current Portion of Bank Credit Facility	10,000	—	—

Total Current Liabilities	79,633	68,386	71,884

Long-term Liabilities	68,726	97,903	67,946
Bank Credit Facility	—	25,000	3,000
Senior Notes	285,000	300,000	300,000
Deferred Income Taxes	122,424	119,473	125,584
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,158,078; 43,601,281 and 43,830,794 Shares, respectively.	442	436	438

Capital in Excess of Par Value	16,352	12,595	14,723
Accumulated Other Comprehensive Losses	(3,518)	(6,040)	(3,518)
Retained Earnings	439,830	429,824	433,719

Total Stockholders’ Equity	453,106	436,815	445,362

	$1,008,889	$1,047,577	$1,013,776

*	From audited financial statements.